UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

________________________________________

SURETY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

________________________________________

Delaware	001-12818	72-2065607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 1778, Fort Worth, Texas	76101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 817-850-9800

None
(Former name or former address, if changed since last report)

________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2006, Surety Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with PAX Holdings, Inc. (“PAX”) pursuant to which the Company has agreed to sell one hundred percent (100%) of the issued and outstanding shares of its wholly-owned subsidiary, Surety Bank, a Texas banking association (the “Bank”).

The sale of the Bank is to be consummated on a date (the “Closing Date”) no later than 15 days following the later of (1) the date PAX receives the last of all regulatory approvals necessary for the consummation of the transaction and the expiration of any mandatory waiting periods, and (2) the date upon which the Company receives stockholder approval for the transaction. In any event, consummation of the transaction is to occur no later than March 31, 2007.
The purchase price (“Purchase Price”) will be equal to the sum of (1) the Bank’s Shareholder Equity (the amount of tangible equity capital of the Bank) as determined on the business day preceding the Closing Date plus (2) $3,000,000.

The Purchase Price will be paid in cash in four increments as follows: (1) $3,000,000 on the Closing Date; (2) $3,000,000 sixty (60) days following the date our current debenture holders are paid off; (3) $3,000,000 sixty (60) days following the previous payment; and (4) the remaining balance (the “Holdback”) on the date of settlement (either by full release or final, non-appealable judgment) of any claims by the Company against the Bank and its officers and directors existing on the Closing Date.

The Holdback will be subject to reduction by the amount of any of the following: (1) losses incurred by PAX or the Bank after the Closing Date as a result of the breach of any representation or warranty by the Company; (2) any undisclosed liabilities of the Company or the Bank existing as of the Closing Date; (3) any claims arising out of the operation of the Bank prior to the Closing Date; or (4) any claims against the Company or the Bank arising prior to the Closing Date, by any person who was an officer or director of the Bank.

The Stock Purchase Agreement contains customary representations, warranties, and covenants made by the Company and the Purchaser for a transaction of this type. The transaction is conditioned upon approval of a majority of the stockholders of the Company, as well as approval from government agencies and authorities (including the Federal Reserve, the FDIC, and the Texas Department of Banking), and the satisfaction of other customary closing conditions.

In the event that the Company is unable to secure necessary stockholder approval for consummation of the transaction contemplated by the Stock Purchase Agreement, the Company will be obligated to pay PAX a termination fee of $250,000, which shall be secured by 2.5% of the shares of the Bank’s common stock held by the Company.

The foregoing is a summary of the material terms and conditions of the transaction and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock Purchase Agreement between PAX Holdings, Inc., and Surety Capital Corporation dated as of October 11, 2006 (filed herewith)*

* Attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Company will furnish copies of such attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 12, 2006	SURETY CAPITAL CORPORATION
(Registrant)
By:	s/ Richard N. Abrams ________________________________________ Richard N. Abrams, Chairman

=========================================================================

STOCK PURCHASE AGREEMENT

BETWEEN

PAX Holdings, INC.

AND

SURETY CAPITAL CORPORATION

Dated as of October 11, 2006

=========================================================================

TABLE OF CONTENTS

ARTICLE I	PURCHASE AND SALE OF THE SHARES
Section 1.01
Acquisition and Sale of the Shares
Section 1.02
Purchase Price
Section 1.03
Adjustment of Purchase Price
Section 1.04
Payment of Purchase Price
Section 1.05
Certificates
Section 1.06
Tax Treatment of Acquisition
Section 1.07
Alternative Structure
ARTICLE II	CLOSING; CLOSING DATE
Section 2.01
Closing and Closing Date
Section 2.02
Actions to be Taken at the Closing by the Company
Section 2.03
Actions to be Taken at the Closing by the Purchaser
Section 2.04
Further Assurances
ARTICLE III	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY
Section 3.01
Organization and Qualification
Section 3.02
Ownership of Common Stock
Section 3.03
Authority and Enforceability
Section 3.04
Execution and Delivery
Section 3.05
No Breach of Contract
Section 3.06
Consents and Approvals
Section 3.07
Compliance with Applicable Laws
Section 3.08
Regulatory Compliance
Section 3.09
Litigation
Section 3.10
No Claims
Section 3.11
Transactions with Certain Persons and Entities
Section 3.12
Absence of Certain Business Practices
Section 3.13
Deposits
Section 3.14
Full Disclosure
ARTICLE IV	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BANK
Section 4.01
Organization and Qualification
Section 4.02
Bank Capitalization
Section 4.03
No Breach of Contract
Section 4.04
Consents and Approvals
Section 4.05
Compliance with Applicable Laws
Section 4.06
Bank Financial Statements and Call Reports
Section 4.07
Undisclosed Liabilities
Section 4.08
Tax Matters
Section 4.09
Tax Returns
Section 4.10
Regulatory Compliance.
Section 4.11
Litigation
Section 4.12
Absence of Certain Changes or Events
Section 4.13
Leases, Contracts and Agreements
Section 4.14
No Guaranties
Section 4.15
Employee Benefit Plans
Section 4.16
Employee Relationships
Section 4.17
No Claims
Section 4.18
Transactions with Certain Persons and Entities
Section 4.19
Title to Assets and Properties
Section 4.20
Condition of Assets
Section 4.21
Environmental Compliance
Section 4.22
Insurance
Section 4.23
Evidences of Indebtedness
Section 4.24
No Derivative Contracts
Section 4.25
Privacy
Section 4.26
Patents, Trademarks and Copyrights
Section 4.27
Forms of Instruments, Etc
Section 4.28
Fiduciary Responsibilities
Section 4.29
Books and Records
Section 4.30
IPF Business Segment and Operations
Section 4.31
Absence of Certain Business Practices
Section 4.32
No Adverse Change
Section 4.33
Full Disclosure
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Section 5.01
Organization and Qualification
Section 5.02
Authority and Enforceability
Section 5.03
Execution and Delivery
Section 5.04
No Breach of Contract
Section 5.05
Litigation
Section 5.06
Consents and Approvals
Section 5.07
Representations Not Misleading
ARTICLE VI	OBLIGATIONS AND COVENANTS WITH RESPECT TO THE COMPANY
Section 6.01
Reasonable Best Efforts
Section 6.02
Compliance with Transfer Requirements
Section 6.03
Information for Applications and Statements
Section 6.04
Required Acts
Section 6.05
Prohibited Acts
Section 6.06
Untrue Representations
Section 6.07
Litigation and Claims
Section 6.08
Adverse Change
Section 6.09
No Negotiation with Others
Section 6.10
Shareholders’ Meeting
Section 6.11
Confidentiality
Section 6.12
Section 338(h)(10) Election
Section 6.13
Continue Existence
ARTICLE VII	OBLIGATIONS AND COVENANTS WITH RESPECT TO THE BANK
Section 7.01
Invitations to Meeting
Section 7.02
Untrue Representations
Section 7.03
Litigation and Claims
Section 7.04
Adverse Change
Section 7.05
Criticized Assets; Reports
Section 7.06
Transition
Section 7.07
Environmental Investigation; Right to Terminate Agreement
Section 7.08
Employees
Section 7.09
Taxes
ARTICLE VIII	OBLIGATIONS AND COVENANTS OF THE PURCHASER
Section 8.01
Regulatory Approvals
Section 8.02
Information for Applications and Statements
Section 8.03
Untrue Representations
Section 8.04
Confidentiality
Section 8.05
Litigation and Claims
Section 8.06
Employee Benefit Matters
Section 8.07
Adverse Change
ARTICLE IX	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
Section 9.01
Compliance with Representations, Warranties and Agreements
Section 9.02
Shareholder Approvals
Section 9.03
Government and Other Approvals
Section 9.04
No Litigation
ARTICLE X	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER
Section 10.01
Compliance with Representations, Warranties and Agreements
Section 10.02
Shareholder Approvals
Section 10.03
Government and Other Approvals
Section 10.04
No Litigation
Section 10.05
Opinion of Legal Counsel to the Company
Section 10.06
Accounting Treatment
Section 10.07
No Material Adverse Change
Section 10.08
Required Acts
Section 10.09
Prohibited Acts
ARTICLE XI	TERMINATION AND ABANDONMENT
Section 11.01
Right of Termination
Section 11.02
Notice of Termination
Section 11.03
Effect of Termination
Section 11.04
Due Diligence Review; Right to Terminate
ARTICLE XI	TERMINATION AND ABANDONMENT
Section 12.01
Definition of Recipient, Disclosing Party, Representative and Person
Section 12.02
Definition of Subject Information
Section 12.03
Confidentiality
Section 12.04
Securities Law Concerns
Section 12.05
Return of Subject Information
Section 12.06
Specific Performance/Injunctive Relief
ARTICLE XIII	MISCELLANEOUS
Section 13.01
Survival of Representations, Warranties and Covenants
Section 13.02
Indemnification
Section 13.03
Expenses
Section 13.04
Brokerage Fees and Commissions
Section 13.05
Entire Agreement
Section 13.06
Further Cooperation
Section 13.07
Severability
Section 13.08
Notices
Section 13.09
GOVERNING LAW
Section 13.10
Multiple Counterparts
Section 13.11
Certain Definitions
Section 13.12
Specific Performance
Section 13.13
Attorneys’ Fees and Costs
Section 13.14
Rules of Construction
Section 13.15
Binding Effect; Assignment
Section 13.16
Public Disclosure
Section 13.17
Extension; Waiver
Section 13.18
Amendments

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the __ day of October, 2006, by and between PAX Holdings Inc., a Texas corporation (the “Purchaser”), and Surety Capital Corporation, a Delaware corporation and registered bank holding company (the “Company).

WITNESSETH:

WHEREAS, the Company owns one hundred percent (100%) of the 3,708,195 issued and outstanding shares (the “Shares”) of the $0.91 par value per share common stock (“Common Stock”) of Surety Bank, a Texas state banking association (the “Bank”);

WHEREAS, Purchaser desires to purchase the Shares from the Company, and the Company desires to sell the Shares to the Purchaser on the terms and conditions set forth below (the “Acquisition”), with the result that, following the Acquisition, the Bank will become a wholly-owned subsidiary of the Purchaser;

WHEREAS, the Purchaser desires to acquire the Shares in a transaction that is treated for federal income tax purposes as a deemed asset sale under section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

Section 1.01 Acquisition and Sale of the Shares. On the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase the Shares from the Company, and the Company hereby agrees to sell, convey, transfer and assign the Shares to the Purchaser, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever.

Section 1.02 Purchase Price. In consideration for the Shares, the Purchaser shall pay the Company an amount equal to the sum of (a) the Bank’s “Shareholder’s Equity” (as defined below), plus (b) $ $3,000,000, subject to adjustment under Section 1.03 (as so adjusted, the “Purchase Price”) and paid in accordance with Section 1.04. For purposes of this Agreement, “Shareholder’s Equity” shall mean the amount of tangible equity capital of the Bank, calculated by the accounting firm of Payne Faulkner Smith & Jones, determined on a basis consistent with generally accepted accounting principles (“GAAP”), as modified by the Instructions to the Consolidated Reports of Condition and Income (“Call Report”) or other regulatory accounting principles (“RAP”), as the case may be. “Shareholder’s Equity” shall be determined as of the last business day immediately preceding the Closing Date (as defined herein). The Bank shall have, prior to the close of business on the last business day immediately preceding the Closing Date, accrued or paid all expenses and costs required to be reflected under GAAP, including, but not limited to, any payments due to officers or directors of the Bank pursuant to stay-put, severance, deferred compensation or change in control agreements, unless the Bank is ordered otherwise in a final, non-appealable order issued by a court of competent jurisdiction or an applicable federal regulatory agency.

Section 1.03 Adjustment of Purchase Price. The Purchase Price for the Shares shall be subject to adjustment as follows:

A. Subject to Section 10.10J, to the extent that the Mineral Rights are transferred to the Company in the form of an in-kind dividend from theBank prior to the Closing Date, as contemplated by and subject to Section 10.10J(ii) hereof, the Purchase Price shall be paid by the Purchaser to the Company entirely in cash as described in Section 1.04.

B. To the extent that the Mineral Rights are not transferred to the Company, and the Purchaser acquires the Mineral Rights pursuant to Section 10.10J(iii) hereof, the Purchaser shall, on the Closing Date, transfer the Mineral Rights to the Company. In such event the Purchase Price shall be paid by the transfer, by quitclaim deed, of the Mineral Rights, valued at the book value of the Mineral Rights on the books of the Bank, with the remainder of the Purchase Price to be paid in cash, as described in Section 1.04.

Section 1.04 Payment of Purchase Price.

A. The Purchase Price shall be paid as follows:

(i) A lump-sum cash payment in the amount of $3,000,000 at Closing;

(ii) A lump-sum cash payment in the amount of $3,000,000 sixty (60) days following the date the Company has paid off the Company’s debenture holders ;

(iii) A lump-sum cash payment in the amount of $3,000,000 sixty (60) days following the previous payment.

B. The remaining portion of the Purchase Price not paid in accordance with Section 1.04A (the “Holdback”) shall be secured by a certificate of deposit from the Company to be held by mutually agreed upon third-party escrow agent, and shall be paid on the first to occur of (i) the date that any litigation by the Company against the officers directors of the Bank has been filed and litigated to a final, non-appealable judgment; or (ii) the date that the Company executes and delivers to the Bank a full and complete release by the Company of any and all claims against the Bank and the officers and directors of the Bank in existence immediately prior to the Closing Date.

C. The Holdback shall be subject to reduction by the amount of any (i) losses incurred by the Purchaser or the Bank after the Closing Date (as defined in Section 2.01) of the Acquisition as a result of any breach of any representation or warranty of the Company with respect to the Company or the Bank contained in this Agreement, (ii) any liabilities of the Company or the Bank as of the Closing Date which were not disclosed in writing to the Purchaser or reflected on the books of the Bank or the Company prior to the Closing Date, (iii) any claims arising out of the operation of the Bank prior to the Closing Date, including claims associated with or arising out of the operation and sale of the IPF Business; or (iv) any claims by any person who was an officer or director of the Bank against the Company or the Bank based on events, acts or omissions occurring, or facts or circumstances existing prior to the Closing Date or claims arising out of the Acquisition and the transactions related to the Acquisition, including, but not limited to, claims (A) pursuant to or under the provisions of the certificate of incorporation or articles of association or bylaws of the Bank regarding the indemnification of officers or directors, (B) pursuant to or under any employment or similar arrangement or agreement between the Company and/or the Bank and the officers and/or directors of the Bank or (C) in connection with any accrued compensation and benefits due to the officer or director, including, but not limited to, salary, bonus, deferred compensation, health benefits, payments pursuant to change in control, severance, or stay-put agreements, and any other similar forms of compensation or remuneration due to or owed to such officers and/or directors. Claims that may result in offset include, but are not limited to, legal fees, court costs and other expenses associated with or arising out of any of the claims listed in this Section 1.04C. To the extent there is an offset due to the claim of a third-party, the Purchaser will assign its or the Bank’s rights with respect to such claim to the Company.

Section 1.05 Certificates. The certificates representing the Shares shall be duly endorsed in blank by the Company, or accompanied by stock powers duly executed in blank. The Company agrees to cure or cause to be cured any deficiencies with respect to the endorsement of the certificates representing the Shares or with respect to the stock powers accompanying such certificates.

Section 1.06 Tax Treatment of Acquisition. The Acquisition is to be accounted for under §338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties to this Agreement agree to take such actions and execute such documents as may be necessary to effect an election under Code §338(h)(10) with respect to the Acquisition.

Section 1.07 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, subject to consultation with the Company and subject to Section 1.06, before the Closing, Purchaser may specify that the structure of the transactions contemplated by this Agreement be revised, and the parties will enter into such alternative transactions as the Purchaser may determine to effect the purposes of this Agreement, including entering into a merger transaction to effect the acquisition of the Shares, provided that any such change in structure does not (A) reduce the amount or alter or change the kind of consideration to be received by the Company for the Bank, (B) increase the income tax liability to the Company, or (C) impede or delay receipt of any approval necessary to effect consummation of the transactions contemplated by this Agreement. In addition, in the event that the Company shall effect a resolution of its contesting of the Bank’s sale of the IPF Business which in any manner impacts or affects the economics of this Agreement or the Acquisition, the structure of the transactions contemplated by this Agreement, including the Purchase Price, may be revised so as to preserve the economics of this Agreement and the Acquisition.

ARTICLE II
CLOSING; CLOSING DATE

Section 2.01 Closing and Closing Date. The sale of the Shares to the Purchaser provided for in this Agreement shall be consummated at a closing to be held at 5:00 p.m. on a date and at a place to be designated in writing at least five (5) business days in advance by the Purchaser, after reasonable consultation with Company, which date shall be not later than fifteen (15) calendar days after the later of (i) the date upon which the Purchaser receives the last of all regulatory approvals necessary for the consummation of the transactions described in this Agreement (as required by Section 5.06 of this Agreement) and the expiration of any mandatory waiting periods, and (ii) the date upon which the Company receives all shareholder approvals, and in any event, not later than March 31, 2007. Notwithstanding the preceding, in the event of litigation or any dispute involving the Company, the Bank, the Purchaser or any other party involving or arising out of the matters contemplated by this Agreement, including the Acquisition, or with respect to the operation of the Bank and the IPF Business prior to the date of this Agreement, the date and event of the sale and purchase of the Shares shall be extended until thirty (30) days following the date such litigation or dispute is resolved, unless waived in writing by mutual agreement of the Company and the Purchaser. The date and event of the sale and purchase of the Shares are hereinafter referred to as the “Closing Date” and the “Closing,” respectively.

Section 2.02 Actions to be Taken at the Closing by the Company. On or before the Closing Date, the Company shall execute and acknowledge (as appropriate) and deliver to the Purchaser such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Purchaser’s obligations to close hereunder):

A. Certificates evidencing and representing the Shares, duly endorsed in blank or accompanied by stock powers executed in blank.

B. True and correct copies of the Company’s Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Delaware.

C. Good standing and existence certificate of a recent date for the Company, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Company in the State Delaware.

D. True, correct and complete copies of the Bank’s Articles of Association and all amendments thereto, duly certified as of a recent date by the Texas Department of Banking (the “TDB”).

E. Good standing and existence certificates for the Bank, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Bank in the State of Texas.

F. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the “FDIA”).

G. A certificate, dated as of the Closing Date, executed by the Secretary of the Company, pursuant to which the Company shall certify (a) the due adoption by the Board of Directors of the Company of corporate resolutions attached to such certificate authorizing the Acquisition and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of the Company of resolutions authorizing the Acquisition and the transactions contemplated by the Acquisition and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of the Company duly authorized to act on its behalf in connection with the Acquisition and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Company, and (d) that the copy of the Bylaws of the Company attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

H. A certificate, dated as of the Closing Date, executed by the Chairman of the Company, pursuant to which the Company shall certify that all of the representations and warranties with respect to the Company made in Article III of this Agreement are true and correct on and as of the Closing Date as if made on such date, and that, except as expressly permitted by this Agreement, to the best knowledge of the Company, there has been no Material Adverse Change since June 30, 2006.

I. A certificate, dated as of the Closing Date, executed by the Chairman of the Company, pursuant to which the Company shall certify to the best of its knowledge (a) that all of the representations and warranties with respect to the Bank made in Article IV of this Agreement are true and correct on and as of the Closing Date as if made on such date, (b) that, except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to the Bank since June 30, 2006, (c) that the balance sheet of the Bank dated as of the Closing Date is true and correct as of such date, and has been prepared in accordance with GAAP, except as modified by RAP, and (d) that the copy of the Bylaws of the Bank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

J. Evidence of terminations of all existing employment contracts, change in control agreements, and nonqualified deferred compensation plans or arrangements of any kind between the Company or the Bank and employees of the Bank.

K. All consents required from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.06 and Schedule 4.04.

L. An opinion of counsel to the Company in the form attached as Exhibit B to this Agreement.

M. Written resignations in a form acceptable to Purchaser, dated as of the Closing Date, from each director of the Bank.

N. All other documents reasonably required to be delivered to the Purchaser by the Company under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Purchaser or its counsel.

Section 2.03 Actions to be Taken at the Closing by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

A. The Purchase Price, as adjusted by Section 1.03 and paid in accordance with Section 1.04.

B. True, correct and complete copies of the Purchaser’s Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas.

C. Good standing and existence certificates for the Purchaser, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Purchaser in the State of Texas.

D. A certificate, dated as of the Closing Date, executed by the Secretary of the Purchaser pursuant to which the Purchaser shall certify (a) the due adoption by the Board of Directors of the Purchaser of corporate resolutions attached to such certificate authorizing the Acquisition and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of the Purchaser duly authorized to act on its behalf in connection with the Acquisition and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Purchaser, and (c) that the copy of the Bylaws of the Purchaser attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

E. A certificate, dated as of the Closing Date, executed by a duly authorized officer of the Purchaser, pursuant to which the Purchaser shall certify that all of the representations and warranties made in Article V of this Agreement are true and correct on and as of the Closing Date as if made on such date.

F. All consents required from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 5.06.

G. All other documents reasonably required to be delivered to the Company by the Purchaser under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by the Company or its counsel.

Section 2.04 Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Company hereby makes the following representations and warranties with respect to the Company. Furthermore, as a part of this Agreement, the Company has delivered to Purchaser disclosure schedules with respect to the Company (“Company Disclosure Schedules”).

Section 3.01 Organization and Qualification. The Company is a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Delaware and all laws, rules, and regulations applicable to bank holding companies. The Company has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. Except as disclosed on Schedule 3.01, the Company does not own or control any Affiliate (as defined in Section 13.11) or Subsidiary (as defined in Section 13.11) other than the Bank. True and correct copies of the Articles of Incorporation and Bylaws of the Company, with all amendments thereto through the date of this Agreement, have been delivered to the Purchaser. The Company is duly qualified or licensed to do business in the State of Delaware and the State of Texas. The nature of the businesses of the Company and its respective activities does not require it to be qualified to do business in any jurisdiction other than the State of Delaware or the State of Texas, as applicable. The Company has on Schedule 3.01 a current list of the shareholders of the Company.

Section 3.02 Ownership of Common Stock. The Company represents and warrants that it is the sole record and beneficial owner of the Shares, and that it has good and marketable title to such Shares, and that on the Closing Date, the Company shall have the absolute right to sell, assign and transfer the Shares. Except as set forth in Schedule 3.02, such sale, assignment and transfer shall be free and clear of all liens, pledges, security interests, encumbrances, buy-sell agreements, preemptive rights or adverse claims of any kind or character. The Company represents and warrants that upon delivery of the Purchase Price for such Shares in accordance with this Agreement, good and marketable title to the Shares shall be delivered to the Purchaser.

Section 3.03 Authority and Enforceability. The Company has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 3.04 Execution and Delivery. The Company has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the Company and each constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors of national banks generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 3.05 No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Company, or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Company is a party.

Section 3.06 Consents and Approvals. The Company’s Board of Directors (at a meeting called and duly held) has resolved and recommended approval and adoption of this Agreement by its shareholders. Except as disclosed on Schedule 3.06, the Company represents and warrants that no consent, approval or order of any governmental or administrative board or body or any other third party is required for the execution and delivery by the Company of this Agreement and the transactions contemplated thereby. The consent of the holders of the Company’s convertible subordinated debentures (the “Debenture Holders”) is not required for the Company to enter into the Agreement and consummate the transactions contemplated by the Agreement, including the Acquisition.

Section 3.07 Compliance with Applicable Laws. Except as set forth on Schedule 3.07, the Company is not in violation of its Articles of Incorporation or Bylaws, any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its Properties or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in default under any indenture, mortgage, lease, agreement or other instrument under which the Company is obligated, is not insolvent, has not filed bankruptcy, nor is there any pending litigation, pending or threatened liens or other claims or matters that would affect the Company’s ability to enter into this Agreement or consummate the Acquisition.

Section 3.08 Regulatory Compliance.

A. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Company with any federal or state regulatory authority including, without limitation, the Federal Reserve, the FDIC, the TDB and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete, to the extent such matters affect the Company’s ability to enter into this Agreement and consummate the Acquisition.

B. Except for that certain Written Agreement with the Federal Reserve (the “Written Agreement”), and except as disclosed on Schedule 3.08, the Company is not now nor has been within the last five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with the Federal Reserve, FDIC, TDB, the Office of the Comptroller of the Currency (“OCC”) or any other similar regulatory bodies (collectively the “Bank Regulators”). Except as provided on Schedule 3.08, the Company is in substantial compliance with the requirements of the Written Agreement.

C. The Company does not believes any Bank Regulators have any present intent to place the Company under any further administrative action. Except as set forth on Schedule 3.08, there are no actions or proceedings pending or threatened against the Company by or before any Bank Regulators or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Section 3.09 Litigation. Except as set forth on Schedule 3.09, there are no actions, claims, suits, investigations, reviews or other legal, quasi judicial or administrative proceedings of any kind or nature now pending or threatened against or affecting the Company, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves the Company or any of its respective properties or capital stock that might reasonably be anticipated to result in or materially and adversely affect the transactions contemplated by this Agreement, and the Company does not know nor has any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Company, threatened against the Company that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Company pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 3.10 No Claims. Except as disclosed on Schedule 3.10, the Company represents and warrants that neither it nor any of its directors, officers or employees, have any claims against the Bank.

Section 3.11 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.11, the Bank does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers of the Company, and none of such persons owes any amount to the Bank. Except as set forth on Schedule 3.11, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company or the Bank, and any present or former officers or directors of the Company.

Section 3.12 Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (i) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change, or (iii) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 3.13 Deposits. Except as set forth on Schedule 3.13, neither the Company nor any of its officers and directors, has knowledge of any reason, be it personal, financial or otherwise, why any deposits maintained at the Bank as of June 30, 2006 would be withdrawn from the Bank during the period beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date.

Section 3.14 Full Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BANK

The Company hereby makes the following representations and warranties with respect to the Bank. Furthermore, as a part of this Agreement, the Company has delivered to Purchaser disclosure schedules (“Bank Disclosure Schedules”).
Section 4.01 Organization and Qualification. The Bank is a Texas state banking association, duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. The Bank is an insured bank as defined in the FDIA, and is not a member of the Federal Reserve System (the “Federal Reserve”). True and correct copies of the Articles of Association and Bylaws of the Bank, with all amendments thereto through the date of this Agreement, have been delivered to the Purchaser. The Bank is duly qualified or licensed to do business and is in good standing in the State of Texas. The nature of the businesses of the Bank and its respective activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

Section 4.02 Bank Capitalization. The entire authorized capital stock of the Bank consists solely of 6,000,000 shares of Common Stock of which 3,708,195 are issued and outstanding, all of which are held by the Company. There are no: (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, the Bank to: (A) purchase or otherwise acquire any security of or equity interest in the Bank, or (B) issue any shares of, restricting the transfer of or otherwise relating to shares of the Bank’s capital stock. All of the issued and outstanding shares of the Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction or in violation of the preemptive rights of any person (“Securities Laws”).

Section 4.03 No Breach of Contract. The consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles of Association or Bylaws of the Bank, or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Bank is a party, or by which any of the Properties (as defined in Section 13.11) of the Bank may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such Properties by reason thereof.

Section 4.04 Consents and Approvals. Except for bank regulatory approvals, and except as disclosed on Schedule 4.04, the Company represents and warrants that no consent, approval or order of any governmental or administrative board or body or any other third party is required of the Bank to consummate the transactions contemplated thereby.

Section 4.05 Compliance with Applicable Laws. Except as set forth on Schedule 4.05, the Bank is not in violation of its Articles of Association or Bylaws, any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its Properties or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in default under any indenture, mortgage, lease, agreement or other instrument under which the Bank is obligated.

Section 4.06 Bank Financial Statements and Call Reports. The Company has provided the Purchaser with true and complete copies of the balance sheets of the Bank as of December 31, 2005 and 2004, and the related statements of income for the years ended December 31, 2005 and 2004 (the “Bank Financial Statements”), and (ii) the Call Reports of the Bank as of June 30, 2006, and the related statements of income for the three (3) month period ended June 30, 2006. Except as described in the notes to the Bank Financial Statement and the Call Reports, the Bank Financial Statements and Call Reports fairly present, in all material respects, the financial position of the Bank as of the respective dates thereof and the results of operations and changes in financial position of the Bank for the periods then ended, in conformity with GAAP or RAP, as applicable, applied on a basis consistent with prior periods, except as otherwise noted therein, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments (which, in the aggregate are not material) and the fact that they do not contain all of the footnote disclosures required by GAAP. The Bank has calculated its allowance for loan losses in accordance with RAP as applied to banking institutions and in accordance with all applicable state or federal banking rules and regulations. The allowance for loan losses account for the Bank is adequate to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

Section 4.07 Undisclosed Liabilities. Except for and to the extent of liabilities reflected or reserved against in the latest balance sheets contained in the Bank Financial Statements and the Call Reports (which reserves are in an amount sufficient to pay the liabilities reserved against or as set forth on Schedule 4.07), the Bank does not have any debts, liabilities or obligations of any nature except for liabilities incurred in the ordinary course of business since the date of the most recent Call Report. All the insurable Properties of the Bank are insured for the benefit of the Bank in amounts deemed adequate by the Board of Directors of the Bank under valid and enforceable policies issued by insurers of recognized responsibility.

Section 4.08 Tax Matters. The Bank has not committed any violation of any applicable Federal, state, local or foreign tax laws. The Company does not know of any proposed tax assessment against the Bank. The amounts set up as provisions for current or deferred taxes on the Bank Financial Statements and the Call Reports are sufficient for the payment of all unpaid taxes (including any interest or penalties) of or on behalf of the Bank applicable to the periods covered, and for all years and periods prior thereto. The Bank has no losses, the utilization of which are subject to limitation pursuant to Code Section 382 or any other provision of federal, state, local or foreign law. All loss carryforwards of the Bank are properly calculated and reflected on the Bank Financial Statements and the Call Reports. The Bank is not nor has it been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. The Bank has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. No income tax liability of the Bank has been asserted by the Internal Revenue Service for taxes in excess of those already paid. The Bank has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Except set forth on Schedule 4.08 the Bank has not made nor is it obligated to make any payments that will not be deductible under Section 280G of the Code as a result of the Acquisition. The Bank has been a member of an affiliated group filing a consolidated federal income tax return or has any liability for the taxes of any person under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise. The Bank is not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) any “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local or foreign income tax law), (C) any installment sale or open transaction made on or prior to the Closing Date, or (D) as a result of any prepaid amount received on or prior to the Closing Date. The Bank has not distributed stock of another entity or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361. For purposes of this representation, the term “tax” or “taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise profits, withholding, social security (or similar) unemployment, disability, real property, personal property, sales, use, transfer registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

Section 4.09 Tax Returns. Except as set forth on Schedule 4.09, the Bank has filed all tax returns required by law to be filed and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments that are payable before they have become delinquent. All such tax returns were true, correct and complete in all material respects. The Company has delivered to the Purchaser true and complete copies of the federal income tax returns of the Bank as filed with the Internal Revenue Service for the years ended December 31, 2005, 2004 and 2003. The Bank has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees’ income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by the Bank, or for which the Bank may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by the Bank with respect to employees’ withholding taxes have been duly made. Within the last four (4) years, the Bank’s Federal income tax return has not been audited or examined and no such audit is currently pending or threatened. The Bank has not been granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Bank or any waiver or agreement by the Bank for the extension of time for the assessment or collection of any tax. For purposes of this representation, the term “tax returns” means any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 4.10 Regulatory Compliance.

A. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Bank with any federal or state regulatory authority including, without limitation, the Federal Reserve, the FDIC, the TDB and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete.

B. Except for that certain terminated Consent Order from the OCC (the “Consent Order”), and that certain Determination Letter dated June 1, 2005 from the TDB (the “Determination Letter”), and except as disclosed on Schedule 4.10, the Bank is not now nor has been within the last five (5) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any Bank Regulators. Except as provided on Schedule 4.10, the Bank is in substantial compliance with the requirements of the Determination Letter.

C. The Company does not believe any Bank Regulators have any present intent to place the Bank under any further administrative action. Except as set forth on Schedule 4.10, there are no actions or proceedings pending or threatened against the Bank by or before any Bank Regulators or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Section 4.11 Litigation. Except as set forth on Schedule 4.11, there are no actions, claims, suits, investigations, reviews or other legal, quasi judicial or administrative proceedings of any kind or nature now pending or threatened against or affecting the Bank, at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves the Bank or any of their respective properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and the Company does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Company, threatened against the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 4.12 Absence of Certain Changes or Events. Except as set forth on Schedule 4.12, since June 30, 2006, except as reflected in the minutes of the meetings of the Board of Directors of the Bank, the Bank has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with prudent practices:

A. Incurred any obligation or liability except deposits taken and federal funds purchased and current liabilities for trade or business obligations, which individually or in the aggregate, result in a Material Adverse Change;

B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability;

C. Declared or paid any dividends or other distribution to its shareholders, purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except: (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies, or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, except (i) as disclosed in Schedule 4.12F, (ii) as noted in the Bank Financial Statements, (iii) liens for taxes not yet due and payable or being contested in good faith that have been adequately reserved against on the books of the Bank, (iv) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby, or otherwise materially impair the business operations of the Bank, (v) pledges of assets in the ordinary course of business to secure public funds or deposits, and (vi) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Bank Financial Statements;

G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim;

H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

I. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

J. Made any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000;

K. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed;

L. Suffered any change, event or condition that, in any case or in the aggregate, has caused or could reasonably be expected to result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

M. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

N. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

O. Sold, or knowingly disposed of, or otherwise knowingly divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

P. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

Q. Sold or purchased any investment securities in an aggregate amount of $150,000;

R. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $50,000; or

S. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through R. above.

Section 4.13 Leases, Contracts and Agreements. Schedule 4.13 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Bank is a party or by which the Bank is bound which obligate, or may obligate the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Bank for an amount in excess of $25,000 over the entire term of such related contracts (the “Contracts”). The Company has delivered to the Purchaser true and correct copies of all Contracts, or has caused the Bank to do so. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrowers’ total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 4.13, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 4.13, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests. The Company has provided the Purchaser with a copy of that certain purchase and assumption agreement pursuant to which the Bank sold its branch office location in Whitesboro, Texas to Legends Bank, N.A.

Section 4.14 No Guaranties. None of the obligations or liabilities of the Bank are guaranteed by any other person, firm or corporation, nor has the Bank guaranteed the obligations or liabilities of any other person, firm or corporation.

Section 4.15 Employee Benefit Plans.

A. Schedule 4.15A contains a true and complete list of each pension, retirement, savings and profit-sharing, bonus, incentive deferred compensation, severance pay or any other employee benefit plan, fund or program, as those terms are defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any stock purchase agreement or arrangement, supplemental savings and profit sharing plan, bonus retention plan, non-qualified deferred compensation plan, change in control agreement, and all other plans contributed to, maintained or sponsored by, any of, or on behalf of, the Bank, whether written or unwritten, whether or not subject to ERISA (each, “Employee Benefit Plans”) covering present and former employees of the Bank. The Company has, with respect to each Employee Benefit Plan, delivered to the Purchaser true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications, (iii) the Form 5500 filed in each of the most recent three plan years (or such shorter period as the respective plan has been in existence, and including all schedules thereto and the opinions of independent accountants), if applicable; (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communication with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation (“PBGC”)).

B. No Employee Benefit Plan is a defined benefit pension plan, and neither Company nor the Bank has ever maintained a defined benefit pension plan.

C. No Employee Benefit Plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. The Bank has never been a party to or participant in a multiemployer plan. The Bank has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multiemployer plan as such term is defined in Section 3(37) of ERISA.

D. As of and through the date hereof, all required contributions to each Employee Benefit Plan have been made or accrued in the Bank Financial Statements or Call Reports of the Bank.

E. Each Employee Benefit Plan has been administered in compliance with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such Employee Benefit Plans and the terms of such plans. All amendments and actions required to bring the Employee Benefit Plans into conformity with all of the applicable provisions of the Code, ERISA and other applicable law have been made or taken, except to the extent that such amendments or actions are not required by law to be made as of the Closing Date. For purposes of this Agreement, “COBRA” means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and “HIPAA” means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

F. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA, and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

G. Except as provided in Schedule 4.15G, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, except as required by law or this Agreement, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Bank under any benefit plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

H. There are no pending or threatened actions, liens, suits or claims (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of the Bank are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code. There are no pending or threatened investigations or claims by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental agency relating to any of the Employee Benefit Plans.

I. Except as disclosed on Schedule 4.15I, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code, and has received a recent favorable determination letter from the Internal Revenue Service. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

J. No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No employee benefit plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.
K. Each Employee Benefit Plan that is an employee pension benefit plan, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of the Bank are allocated to or held in a “rabbi trust” or similar funding vehicle.

L. Except as disclosed on Schedule 4.15L, no Employee Benefit Plan provides benefits to any current or former employee of the Bank beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

M. Except as set forth on Schedule 4.15M, each Employee Benefit Plan may be amended or terminated at any time by the Bank subject only to regulations promulgated under the Code, ERISA, and the regulations of the PBGC.

Section 4.16 Employee Relationships. The Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and the Company believes that the relationships between the Bank and its employees are good. To the best knowledge of the Company, no key executive officer or manager of any of the operations operated by the Bank or any group of employees of the Bank have any present plans to terminate their employment with the Bank. The Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

Section 4.17 No Claims. Except as disclosed on Schedule 4.17, the Company represents and warrants that neither it nor its directors, officers or employees, have any claims against the Bank, except, if applicable, for deposits made in the ordinary course of business and accrued director’s fees and salary in amounts reflected on the Bank Financial Statements or as previously disclosed in writing to the Purchaser.

Section 4.18 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 4.18, the Bank does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of the Company or the Bank, and none of such persons owes any amount to the Bank or the Company. Except as set forth on Schedule 4.18, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company or the Bank, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any present or former officers or directors of the Bank.

Section 4.19 Title to Assets and Properties. The Bank has good and indefeasible title to all of the Properties and assets reflected as assets in the Bank Financial Statements or acquired after the date thereof free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except (a) as disclosed in Schedule 4.19, (b) as noted in the Bank Financial Statements, (c) liens for taxes not yet due and payable or being contested in good faith that have been adequately reserved against on the books of the Bank, (d) defects in title and liens, charges and encumbrances, if any, that do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby, or otherwise materially impair the business operations of the Bank, (e) pledges of assets in the ordinary course of business to secure public funds or deposits, and (f) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Bank Financial Statements. True and complete copies of all existing deeds, leases and title insurance policies for all real property owned or leased by the Bank and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to the Purchaser.

Section 4.20 Condition of Assets. All material tangible assets used by the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws. None of the Bank’s premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

Section 4.21 Environmental Compliance. To the best knowledge of the Company, and except as disclosed on Schedule 4.21:

A. The Bank, its respective operations and its respective Properties (as defined in Section 13.11) are in material compliance with all Environmental Laws (as defined in Section 13.11). The Company is not aware of, nor has it received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Bank with all Environmental Laws.

B. The Bank has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

C. No Hazardous Materials (as defined in Section 13.11) exist on, about or within any of the Properties, nor to the knowledge of the Company have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the Bank has made and intends to make of the Properties has not and will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

D. There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to the knowledge of the Company threatened against the Bank relating in any way to any Environmental Law. The Bank has no liability for remedial action under any Environmental Law. The Bank has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties, nor has the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

Section 4.22 Insurance. Schedule 4.22 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of the Bank. All such policies (a) are sufficient for compliance by the Bank with all requirements of law and all agreements to which the Bank is a party, (b) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (c) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (d) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. The Bank is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. The Bank has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which the Bank has applied for any such insurance within the last ten (10) years. Each property of Bank is insured for the benefit of the Bank in amounts deemed adequate by management of the Bank against risks customarily insured against. There has been no single claim in excess of $10,000 under any fidelity bond and there have been no claims in the aggregate in excess of $50,000 under any fidelity bonds of the Bank within the last three (3) years, and the Company is not aware of any facts that would form the basis of a claim under such bonds. The Company has no reason to believe the existing fidelity coverage would not be renewed by their carrier on substantially the same terms.

Section 4.23 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of the Bank are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Bank or the present holder thereof, except as disclosed in Schedule 4.23. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). The Bank does not have in its portfolio any loan exceeding its legal lending limit, and the Company has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified by the Bank as problem loans on the internal watch list of the Bank, a copy of which as of June 30, 2006, has been provided to the Purchaser.

Section 4.24 No Derivative Contracts. The Bank is not a party to, nor has the Bank agreed to enter into, an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the Bank Financial Statements which is a financial derivative contract (including various combinations thereof), including contracts relating to mortgage-servicing assets.

Section 4.25 Privacy. The Bank has a privacy policy (“Privacy Policy”) regarding the collection and use of personally-identifiable information (“Customer Information”) and has a written agreement with any third party with which the Bank shares any Customer Information requiring that such information be kept confidential and used only as permitted by the Bank or the customer (“Privacy Agreement”), copies of which have been provided or have been made available to the Purchaser. The Bank has not collected any Customer Information in an unlawful manner or in violation of its Privacy Policy, and the Bank has not used any Customer Information in an unlawful manner or in a manner that in any way violates its Privacy Policy, a Privacy Agreement, or the privacy rights of its customers or third parties. The Bank regularly distributes copies of its Privacy Policy to its customers. The Bank has adequate security measures in place to protect the Customer Information it receives from illegal or unauthorized use by its personnel or third parties or use by its personnel or third parties in a manner that violates the privacy rights of its customers. The consummation of the transactions contemplated by this Agreement and the transfer of the Customer Information pursuant thereto do not and shall not violate the Privacy Policy and information security measures of the Bank as they currently exist or as they existed at any time during which any of the Customer Information was collected or obtained nor any laws relating to privacy rights.

Section 4.26 Patents, Trademarks and Copyrights. Except as set forth on Schedule 4.26, the Bank does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for the business or operations of the Bank. The Bank is not infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending or threatened, with respect thereto.

Section 4.27 Forms of Instruments, Etc. The Company has made, and will make, available to the Purchaser copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Bank in the ordinary course of its business.

Section 4.28 Fiduciary Responsibilities. The Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

Section 4.29 Books and Records. The minute books, stock certificate books and stock transfer ledgers of the Bank are complete and correct, and there have been no transactions involving the business of the Bank that were required to have been set forth therein and that have not been accurately so set forth.

Section 4.30 IPF Business Segment and Operations. The Company agrees to indemnify and hold harmless the Purchaser with respect to any claim arising out of the operation and/or sale of the IPF Business.

Section 4.31 Absence of Certain Business Practices. Neither the Bank nor any officer, employee or agent of the Bank, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (i) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have resulted in a Material Adverse Change or (iii) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 4.32 No Adverse Change. Except as disclosed in the representations and warranties made in this Article IV, there has not been any Material Adverse Change since June 30, 2006, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

Section 4.33 Full Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of the Shares.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Company:

Section 5.01 Organization and Qualification. The Purchaser is a corporation, duly organized, validly existing under the laws of the State of Texas, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Texas. The Purchaser has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of the Purchaser as amended to date, certified by the Secretary of the Purchaser, have been delivered to the Company.

Section 5.02 Authority and Enforceability. The Purchaser has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 5.03 Execution and Delivery. The Purchaser has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the Purchaser and each constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 5.04 No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which the Purchaser is a party or by which any of the Properties of Purchaser may be bound or affected.

Section 5.05 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of the Purchaser, threatened against the Purchaser that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by the Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.06 Consents and Approvals. Except for regulatory approvals required by the Board of Governors of the Federal Reserve System, the TDB and the FDIC, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

Section 5.07 Representations Not Misleading. No representation or warranty by the Purchaser contained in this Agreement, nor any statement, exhibit or schedule furnished to the Bank by the Purchaser under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over the Purchaser of the facts and circumstances upon which they were based.

ARTICLE VI
OBLIGATIONS AND COVENANTS OF THE COMPANY

The Company hereby makes to the Purchaser with respect to the Company the covenants set forth in this Article VI.

Section 6.01 Reasonable Best Efforts. The Company shall use its best efforts to cause consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02 Compliance with Transfer Requirements. On or before the Closing Date, the Company shall take all necessary steps and proceedings to enable them to effect at the Closing a valid, indefeasible sale and transfer to the Purchaser of the Shares.

Section 6.03 Information for Applications and Statements. The Company shall promptly furnish to the Purchaser all information concerning the Company and the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by the Purchaser to or filed by the Purchaser with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Company represents and warrants that all information so furnished for such statements and applications with respect to the Company and the Bank shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Company will otherwise fully cooperate with the Purchaser in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 6.04 Required Acts. Prior to the Closing, the Company shall, unless otherwise permitted in writing by the Purchaser:

A. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

B. File all tax returns required to be filed by it for the tax year ended December 31, 2005, and pay, not later than when due by law, all taxes, assessments, governmental charges, duties, penalties, interest and fines that are due and payable in connection with such tax returns, and timely file or properly request an extension for filing such other tax returns required to be filed by it and promptly pay such other taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

C. Promptly take all actions required under the Written Agreement; and

D. Perform or take any action required of it by any Bank Regulator with respect to ownership and operation of the Bank.

Section 6.05 Prohibited Acts. Except as specifically permitted under this Agreement, prior to the Closing, the Company will refrain from, without the prior written consent of the Purchaser:

A. Introducing any new material method of management or operation with respect to the Bank;

B. Taking any action that could reasonably be anticipated to result in a Material Adverse Change with respect to the Bank;

C. Intentionally taking or failing to take any action that would cause or permit the representations and warranties made in Article III or Article IV hereof to be inaccurate at the time of the Closing or preclude the Company or the Bank from making such representations and warranties at the time of the Closing; and

D. Except in accordance with applicable law, engaging in any transaction with any affiliated person or allowing such persons to withdraw any assets from the Bank, except for deposits to which they are entitled and for wages, salaries and reimbursement of expenses reflected in the Bank Financial Statements and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business.

Section 6.06 Untrue Representations. The Company shall promptly notify the Purchaser in writing if it becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made by the Company in this Agreement or that results in the failure of it to comply with any covenant, condition or agreement with respect to the Company contained in this Agreement.

Section 6.07 Litigation and Claims. The Company shall promptly notify the Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Bank or affecting the Properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change, and shall promptly notify the Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against the Bank that questions the validity of this Agreement or any actions taken or to be taken by the Company or the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 6.08 Adverse Change. The Company shall promptly notify the Purchaser in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, assets, operations, or the Properties or prospects of the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change.

Section 6.09 No Negotiation with Others. The Company shall not, and the Company shall cause the officers, directors, employees, representatives (including the Representative) or agents of the Company, not to, directly or indirectly: (i) encourage, solicit or initiate discussions or negotiations with, or (ii) entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than the Purchaser) concerning the sale of the Common Stock or any similar transaction including, but not limited to, any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock, change of control or similar transaction involving the Bank. Immediately upon receipt of any unsolicited offer, the Company shall communicate to the Purchaser the terms of any proposal or request for information and the identity of the parties involved.

Section 6.10 Shareholders’ Meeting. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

A. As soon as administratively practicable, duly call, give notice of, convene and hold a meeting of its shareholders (the “Meeting”) for the purpose of approving and adopting the Acquisition and this Agreement;

B. Require no greater than the minimum vote required by applicable law of the shares of common stock of the Company in order to approve the Acquisition and this Agreement;

C. Include in the Proxy Statement the recommendation of its Board of Directors that the shareholders of the Company vote in favor of the Acquisition and the approval and adoption of this Agreement; and

D. Use its best efforts to (i) obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) attempt to obtain the approval and adoption of the Acquisition and the Agreement by shareholders holding at least the minimum number of shares of the common stock of the Company entitled to vote at the Meeting to approve the Acquisition and the Agreement under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy (collectively referred to herein as the “Proxy Statement”) to be distributed to shareholders in connection with the Acquisition shall be presented to the Purchaser no later than five (5) days prior to the mailing date of the Proxy Statement.

Section 6.11 Confidentiality. The Company shall hold in confidence all information furnished to it regarding the Purchaser, except for such disclosure as is required by law. In the event that this Agreement is terminated, any and all copies of such information of the Purchaser and in the possession of the Company shall be returned to the Purchaser or destroyed.

Section 6.12 Section 338(h)(10) Election. At the request of the Purchaser, the Company will sign and/or deliver to the Purchaser, or cause the shareholders of the Company to sign and deliver to the Purchaser any documents or agreements that may be reasonably required by the Purchaser to enable the Purchaser to make an election under Code §338(h)(10) with respect to the Acquisition.

Section 6.13 Continue Existence. The Company shall not take any steps to dissolve, liquidate or otherwise terminate its corporate existence so long as the indemnification obligations under Section 13.02 hereof remain outstanding.

ARTICLE VII
OBLIGATIONS AND COVENANTS WITH RESPECT TO THE BANK

The Company hereby makes to the Purchaser with respect to the Bank the covenants set forth in this Article VII.

Section 7.01 Invitations to Meeting. During the term of this Agreement, the Company shall use its best efforts to cause two (2) designees of Purchaser to receive prior notice of and be invited to attend all Board of Directors, loan and discount, and asset and liability management committee meetings of the Bank, except as otherwise prohibited by law. Such designees shall be required to execute confidentiality agreements satisfactory to the Company and the Bank. Such designees shall have no right to vote and may be excluded from sessions of board and committees during which there is being discussed (A) matters involving this Agreement and the Acquisition (B) information or material that the Company or the Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of the Company or the Bank, or (C) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

Section 7.02 Untrue Representations. The Company shall promptly notify the Purchaser in writing if either becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty with respect to the Bank made in this Agreement or that results in the failure of the Bank to comply with any covenant, condition or agreement contained in this Agreement.

Section 7.03 Litigation and Claims. The Company shall promptly notify the Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against the Bank or affecting the Properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change with respect to the Bank, and shall promptly notify the Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against the Bank that questions the validity of this Agreement or any actions taken or to be taken by the Bank pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 7.04 Adverse Change. The Company shall promptly notify the Purchaser in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, assets, operations, Properties or prospects of the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to the Bank.

Section 7.05 Criticized Assets; Reports. The Company shall promptly furnish to the Purchaser monthly, as of the last day of the month, the Bank’s criticized asset report for every month from October 2006 through the Closing Date. The Company shall promptly furnish to the Purchaser all quarterly reports compiled as required under the Determination Letter for every quarter for which the Determination Letter is in effect through the Closing Date.

Section 7.06 Transition. The Company shall use its best efforts to cause senior officers of the Bank to meet or consult in a cost effective manner with senior officers of Purchaser on a reasonably regular basis to review the financial and operational affairs of the Bank, and to the extent permitted by applicable law, the Bank shall give due consideration to Purchaser’s input on such matters, consistent with this Section 7.06, with the understanding that Purchaser shall in no event be permitted to exercise control of the Bank prior to the Closing Date and the Bank shall have no obligation to act in accordance with Purchaser’s input. Commencing following the date hereof and to the extent permitted by applicable law, Purchaser and the Bank shall use their reasonable best efforts to facilitate the integration of the Bank with the businesses of Purchaser and its affiliates to be effective as of the Closing Date; provided, however, that in no event shall Purchaser or its Affiliates be entitled to control the Bank prior to the Closing Date. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Bank in the ordinary course of business, the Company shall use its best efforts to cause the employees and officers of the Bank to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist Purchaser in performing all tasks, including, without limitation, equipment installation, reasonably required to result in a successful integration at the Closing.

Section 7.07 Environmental Investigation; Right to Terminate Agreement.

A. The Purchaser and its consultants, agents and representatives shall have the right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”), at any time on or prior to the thirtieth (30th) day following the date of this Agreement. The Purchaser shall notify the Bank prior to any physical inspections of the Property, and the Bank may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation (“secondary investigation”) including, without limitation, test borings, soil, water and other sampling is deemed desirable by the Purchaser, the Purchaser shall (i) notify the Bank of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to the thirty-fifth (35th) day following the date of this Agreement. The Purchaser shall give reasonable notice to the Bank of such secondary investigations, and the Bank may place reasonable time and place restrictions on such secondary investigations.

B. The Company agrees to indemnify and hold harmless the Purchaser for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by the Purchaser or its agents, which damage or injury is attributable to the negligent actions or negligent omissions of the Company, the Bank or their respective agents. The Purchaser agrees to indemnify and hold harmless the Company for any claims for damage to property, or injury or death to persons, attributable to the negligent actions or omissions of the Purchaser or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of the Company. The Purchaser shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by the Company or the Bank, and not by the Purchaser. The Purchaser shall make no such report prior to Closing unless required to do so by law, and in such case will give the Bank reasonable notice of the Purchaser’s intentions.

C. The Purchaser shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 4.21 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by the Purchaser because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) the Company or the Bank has refused to allow the Purchaser to conduct an Environmental Inspection or secondary investigation in a manner that the Purchaser reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to thirty-fifth (35th) day following the date of this Agreement, the Purchaser shall advise the Company in writing as to whether the Purchaser intends to terminate this Agreement because the Purchaser disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. The Company shall have the opportunity to commence correction any objected to violations or conditions to the Purchaser’s reasonable satisfaction of the Purchaser within the ten (10) day period following the Company’s receipt of notice of the Purchaser’s intent to terminate this Agreement under this Section 7.07C. In the event that the Company fails to demonstrate its satisfactory correction of the violations or conditions to the Purchaser, the Purchaser may terminate the Agreement.

D. For purposes of this Section, the term “Property” or “Properties” shall have the same meaning given in Section 13.11.
Section 7.08 Employees. Not less than thirty (30) days prior to the Closing Date, the Purchaser shall provide the Company with a list of any employees that the Purchaser decides that the Bank should not retain after the Closing Date. The Company shall cause the Bank to terminate any individuals in such notice and provide evidence satisfactory to the Purchaser of such termination and that such termination was in accordance with all applicable state and federal laws.
Section 7.09 Taxes. Prior to Closing, the Company shall use its best efforts to cause the Bank to establish reserves for any taxes, including without limitation, sales taxes, due and payable, including any interest and penalties related thereto, and pay delinquent taxes, including any interest and penalties related thereto.

ARTICLE VIII
OBLIGATIONS AND COVENANTS OF THE PURCHASER

Section 8.01 Regulatory Approvals. Following the execution and delivery of this Agreement, the Purchaser shall, at the time it deems appropriate in its discretion, file or cause to be filed all necessary applications to obtain the approval of the Federal Reserve for the Purchaser to acquire control of the Bank. The Purchaser shall promptly respond to all requests for additional information requested in connection with such applications. The Purchaser shall provide the Company with evidence when all such applications have been filed, and, upon receipt of regulatory approval, shall furnish the Company and the Bank with a copy of such approval following its receipt. The Purchaser shall promptly advise the Representative upon receiving any communication from any regulatory authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes the Purchaser to believe that there is a reasonable likelihood that any requisite consent or approval of the bank regulatory agencies described in Section 5.06 will not be obtained or that the receipt of any such approval will be materially delayed.

Section 8.02 Information for Applications and Statements. The Purchaser will promptly furnish to the Company all information concerning the Purchaser, including, but not limited to, financial statements, required for inclusion in the Proxy Statement or any application or statement to be made by the Company to or filed by the Company with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and the Purchaser represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Purchaser shall otherwise fully cooperate with the Company in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 8.03 Untrue Representations. The Purchaser shall promptly notify the Company in writing if the Purchaser becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to the Company or any representation or warranty made in or pursuant to this Agreement or that results in the Purchaser’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 8.04 Confidentiality. The Purchaser shall hold in confidence all information furnished to the Purchaser by the Company or the Bank, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement or as otherwise required by law. In the event this Agreement is terminated, any and all copies of the books and records of the Bank in the possession of the Purchaser shall be returned to Company or the Bank or destroyed.

Section 8.05 Litigation and Claims. The Purchaser shall promptly notify the Company in writing of any legal action, suit or proceeding or judicial administrative or governmental investigation, pending or threatened against the Purchaser that questions or might question the validity of this Agreement or any actions taken or to be taken by the Purchaser pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 8.06 Employee Benefit Matters.

A. Prior to the Closing Date, the Purchaser may require the Bank to terminate the Bank’s employee benefit plans. If Purchaser so directs (no fewer than thirty (30) days prior to the Closing Date), the Board of Directors of the Bank shall adopt a resolution (i) terminating the Bank’s employee benefit plans, as identified by the Purchaser, effective as of the Closing Date, and which provides for full and immediate vesting of all participants in such plan to the extent required under applicable law, (ii) directing the plan administrator of such plans to, if applicable, apply for an Internal Revenue Service determination letter upon termination, and (ii) directing the plan administrator of such plans to distribute all plan assets according to the terms of the plans upon receipt of such determination letter. If the Purchaser requires the Bank to terminate its employee benefit plans as set forth in the foregoing sentence, the Purchaser shall provide the Bank’s employees with similar employee benefit plans with substantially the same, or better, plan benefits, and each such participant shall be permitted to participate in such similar plan as soon as practicable under applicable law after the Closing Date and in accordance with the provisions of Section 8.06B.

B. For all purposes under any new employee benefit plans (the “New Plans”) providing benefits to the employees of the Bank (“Acquired Employees”) after the Closing Date, each Acquired Employee shall be credited with his or her years of service with the Bank before the Closing Date for eligibility purposes and vesting purposes under any New Plans. In addition, and without limiting the generality of the foregoing: (i) each Acquired Employee shall be immediately eligible to participate, without any service requirement or waiting period, in all of the New Plans; and (ii) to the extent any such New Plan provides medical, dental, pharmaceutical or vision benefits that replace similar benefits available under a the Bank’s prior employee benefit plans (collectively, the “Old Plans”), the Purchaser shall cause all pre-existing condition exclusions of such New Plan to be waived for such Acquired Employee and his or her covered dependents. Purchaser shall cause any eligible expenses incurred by such Acquired Employee and his or her covered dependents during the portion of the plan year of the corresponding Old Plans ending on the date such Acquired Employee’s participation in any New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Acquired Employee and his or her covered dependents for the applicable plan year as such amounts had been paid in accordance with such New Plan.

Section 8.07 Adverse Change. The Purchaser shall promptly notify the Company in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

All obligations of the Company under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions by the Purchaser, any or all of which may be waived in whole or in part by the Company.

Section 9.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Purchaser in this Agreement or in any document or schedule delivered to the Company pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). The Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

Section 9.02 Shareholder Approvals. The holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote on the Acquisition and this Agreement shall have approved the Acquisition and this Agreement.

Section 9.03 Government and Other Approvals. The Purchaser and the Company shall have received approvals, acquiescence or consents, all on terms and conditions reasonably acceptable to the Purchaser in its sole discretion, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities and other third parties, including, but not limited to, (1) the approval of the Federal Reserve, the FDIC, and the TDB for the Purchaser to acquire control of the Bank, and (2) approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.06 and 5.06. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

Section 9.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Acquisition by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby are consummated, subject the Company or subject any officer, director, shareholder or employee of the Company to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

ARTICLE X
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions by the Company, any or all of which may be waived in whole or in part by the Purchaser.

Section 10.01 Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Company with respect to the Company and the Bank in this Agreement or in any document or schedule delivered to the Purchaser pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). The Company shall, and shall have used its best efforts to cause the Bank to have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Company or the Bank prior to or at the Closing.

Section 10.02 Shareholder Approvals. The holders of at least a majority of the outstanding shares of common stock of the Company shall have approved the Acquisition and this Agreement.

Section 10.03 Government and Other Approvals. The Purchaser and the Company shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to the Purchaser in its sole discretion, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including, but not limited to, (1) the approval of the Federal Reserve, the FDIC, and the TDB for the Purchaser to acquire control of the Bank, (2) the termination by the TDB of that certain Determination Letter without any liability to the Bank following the Acquisition for its failure to perform or its noncompliance with the Determination Letter, and (3) approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.06 and 5.06. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters’ appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, the Purchaser may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

Section 10.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Bank, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if this Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby are consummated, subject the Purchaser or subject any officer, director, shareholder or employee of the Purchaser to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

Section 10.05 Opinion of Legal Counsel to the Company. The Purchaser shall have received an opinion of counsel to the Company in connection with the transactions contemplated by this Agreement, dated the Closing Date and addressed to the Purchaser, as described in Exhibit B.

Section 10.06 Accounting Treatment. Within a period of thirty (30) calendar days from the date of this Agreement, the Purchaser shall have determined that all accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby will be satisfactory to the Purchaser, the Purchaser shall not have received notification from any proper regulatory authority that the Purchaser’s accounting and tax treatment, entries and adjustments used in connection with the Acquisition are improper, and the Purchaser shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

Section 10.07 No Material Adverse Change. There shall have been no Material Adverse Change since June 30, 2006.

Section 10.08 Required Acts. Prior to the Closing, the Bank shall have, unless otherwise permitted in writing by the Purchaser, which permission shall not be unreasonably withheld:

A. Operated only in the ordinary course of business and consistent with prudent banking practices;

B. Except as required by prudent business practices, used all reasonable efforts to preserve its business organization intact and to retain its present customers and depositors;

C. Acted in a manner intended to preserve its goodwill;

D. Performed all of its obligations under contracts, leases and documents relating to or affecting its assets, Properties and business except such obligations as the Bank may in good faith reasonably dispute;

E. Except as required by prudent business practices, maintained all material offices, machinery, equipment, materials, supplies, inventories, vehicles and other Properties owned, leased or used by it whether under its control or the control of others in good operating condition and repair, ordinary wear and tear excepted;

F. Maintained in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

G. Timely filed all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

H. Filed all tax returns required to be filed by it for the tax year ended December 31, 2005, and paid, not later than when due by law, all taxes, assessments, governmental charges, duties, penalties, interest and fines that are due and payable in connection with such tax returns, and timely filed or properly requested an extension for filing such other tax returns required to be filed by it and promptly paid such other taxes, assessments, governmental charges, duties, penalties, interest and fines that became due and payable, except those being contested in good faith by appropriate proceedings;

I. Withheld from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and paid the same to the proper tax receiving officers;

J. Promptly taken all actions required under the Determination Letter;

K. Followed prudent policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets; and

Section 10.09 Prohibited Acts. Except as specifically permitted under this Agreement, prior to the Closing, the Bank shall not have, without the prior written consent of the Purchaser which shall not be unreasonably withheld:

A. Introduced any new material method of management or operation;

B. Taken any action that could reasonably be anticipated to result in a Material Adverse Change;

C. Intentionally taken or failed to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude the Bank from making such representations and warranties at the time of the Closing;

D. Caused or allowed the loss of insurance coverage, unless replaced with coverage that is substantially similar (in amount and insurer) to that now in effect;

E. Changed its Articles of Association or Bylaws or its authorized capital stock, except as specifically contemplated by this Agreement;

F. Entered into any transaction other than in the ordinary course of business consistent with prudent banking practice;

G. Except in accordance with applicable law, engaged in any transaction with any affiliated person or allowing such persons to withdraw any assets from the Bank, except for deposits to which they are entitled and for wages, salaries and reimbursement of expenses reflected in the Bank Financial Statements and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business;

H. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, except in the ordinary course of business consistent with prudent banking practices;

I. Discharged or satisfied any lien, charge or encumbrance or paying any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices;

J. Declared or made any payment of dividends or other distribution, or purchasing, retiring or redeeming, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except as specifically contemplated or permitted by this Agreement, subject to the following:

(i) The Bank shall be permitted to pay to the Company, subject to regulatory approval, a cash dividend or return of capital in the amount of Seventy-Five Thousand and No/100 Dollars ($75,000).

(ii) Subject to the approval of the TDB and the FDIC, immediately prior to the Closing Date, the Bank may, if requested to do so, pay as an in-kind dividend to the Company the Mineral Rights (as defined in Section 13.11F).

(iii) In the event the TDB and the FDIC do not approve Bank’s payment of the Mineral Rights to the Company as an in-kind dividend, or in the event the Bank shall not pay such in-kind dividend, the Purchaser shall, subject to regulatory approval, retain the Mineral Rights, and shall transfer the Mineral Rights to the Company on the Closing Date.

K. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto, except as specifically contemplated by this Agreement;

L. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, thrift, corporation, partnership or other entity (except: (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

M. Sold, transferred, leased to others or otherwise disposed of any of its assets or cancel or compromise any debt or claim, or waived or released any right or claim of material value, except as contemplated by this Agreement or in the ordinary course of business and consistent with past practices and safe and sound banking principles;

N. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

O. Entered, terminated, canceled or surrendered any contract, lease or other agreement or suffered any damage, destruction or loss (except for any matter constituting, or reasonably anticipated to constitute, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, would result in a Material Adverse Change;

P. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

Q. Made any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000, except as required by any governmental or regulatory agency with authority over the Bank, and except for improvements or betterments relating to the Bank properties;

R. Hired or employed any officer, or hired or employed any other person with an annual salary greater than $30,000;

S. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

T. Made or acquiesced with any change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

U. Sold any investment securities between the date of this Agreement and the Closing Date, unless the approval of the Purchaser is obtained at least forty-eight (48) hours prior to such sale of investment securities. Notwithstanding the foregoing, the Bank is not precluded from the sale of investment securities for the sole purpose of providing liquidity if the Purchaser is provided with forty-eight (48) hours notice as set forth in Schedule 10.09U prior to such sale of investment securities;

V. Sold or knowingly disposed of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

W. Purchased any investment securities between the date of this Agreement and the Closing Date except for short-term instruments of the United States Treasury;

X. Made new unsecured loans, renewed existing unsecured loans involving the provision of additional funds, extended the maturity of any existing unsecured loan for more than twelve (12) months or altered any of the material terms of any unsecured loan to any single borrower and his related interests, or released any collateral, in excess of the principal amount of $10,000. All such unsecured loans, renewals, extensions or alterations, involving the provision of new or additional funds in excess of the approval limits of the management of the Bank, shall have been approved in advance by the Board of Directors of the Bank.

For purposes of Section 10.09X only, the Purchaser shall be deemed to have given its consent to any request from the Company regarding an act governed by Section 10.09X forty-eight (48) hours after actual receipt by the Purchaser of notice given pursuant to Section 10.09X with respect to such act, unless the Purchaser sooner objects to such act. On the Closing Date, the Purchase Price to be paid to such Company shall be reduced by the principal amount of and accrued but unpaid interest with respect to any loans made in violation of Section 10.09X.

Y. Reduce the allowance for loan and lease losses on the books of the Bank through negative provisions. To the extent the allowance for loan and lease losses on the Books of the Bank is reduced, the Purchase Price shall not be affected.

ARTICLE XI
TERMINATION AND ABANDONMENT

Section 11.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time, notwithstanding the approval thereof by the shareholders of the Company, prior to or at the Closing as follows, and in no other manner:

A. By the mutual consent of the Purchaser and the Company, duly authorized by the board of directors of each.

B. By either the Company or the Purchaser if the conditions precedent to such parties’ obligations to close specified in Articles IX and X, respectively, hereof have not been met or waived by March 31, 2007, or such later date as has been approved by the Purchaser and the Company.

C. By either the Purchaser or the Company if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

D. By the Purchaser if there shall have been any Material Adverse Change.

E. By the Purchaser if the Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Purchaser, or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect.

F. By the Purchaser if the Company shall be unable to secure approval of the Company’s shareholders of the Agreement and the transactions contemplated by the Agreement, including the Acquisition.

G. By the Purchaser pursuant to Section 7.07C hereof.

H. By the Purchaser pursuant to Section 11.04 hereof.

I. By the Company if the Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Company, or if any of the representations or warranties of the Purchaser contained herein shall be inaccurate in any material respect.

Section 11.02 Notice of Termination. The power of termination provided for by Section 11.01 hereof may be exercised only by a notice given in writing, as provided in Section 13.08 of this Agreement.

Section 11.03 Effect of Termination.

A. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, and subject to Section 11.03B, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 11.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 13.02 hereof, and (b) the provisions of Article XII hereof shall remain applicable.

B. Notwithstanding the preceding, in the event the Purchaser terminates this Agreement pursuant to Section 11.01F, the Company shall pay the Purchaser a termination fee equal to Two Hundred Fifty Thousand Dollars ($250,000). The termination fee described in this Section 11.03B shall be secured by 2.5% of the Shares, to be held by a third-party mutually agreed upon by the Company and the Purchaser.

C. Any termination of this Agreement by the Purchaser pursuant to Section 11.01H shall be in accordance with the provisions of Section 11.04 hereof.

Section 11.04 Due Diligence Review; Right to Terminate. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the due diligence review to be performed by the Purchaser and the delivery of Company Disclosure Schedules and Bank Disclosure Schedules:

A. During a period commencing on the date of this Agreement and ending on the thirtieth (30th) day after the date of this Agreement (the “Review Period”), the Company shall, and shall use its best efforts to cause to Bank to, permit the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of the Purchaser full access during normal business to all of the Properties, books, contracts, commitments, personnel and records of the Bank, permit the Purchaser to make such inspections (including without limitation with regard to such Properties physical inspection of the surface and subsurface thereof and any structure thereon) as the Purchaser reasonably may require, and furnish to the Purchaser during such period all information concerning the Bank and its affairs as the Purchaser may reasonably request, so that the Purchaser may have full opportunity to make such reasonable investigation as it may desire to make of the affairs of the Bank, in the Purchaser’s sole and absolute discretion. The Company agrees, and shall use its best efforts to cause the Bank to, at any time, and from time to time, furnish to the Purchaser as soon as practicable, any additional information that the Purchaser may reasonably request. No investigation by the Purchaser or its representatives will affect the representations and warranties set forth in this Agreement.

B. The Purchaser will have until the fifth (5th) day following the Review Period (the “Determination Date”) to review the results of its due diligence investigation to determine whether it the Bank and the Acquisition is satisfactory to the Purchaser in its sole and absolute discretion. If following that review, either the condition, financial or otherwise, of the Bank is not reasonably satisfactory to the Purchaser in its sole and absolute discretion, then the Purchaser may terminate this Agreement by delivering to the Company written notice by no later than 6:00 p.m., Fort Worth, Texas time, in accordance with Section 13.08 of this Agreement on the Determination Date that states that the Purchaser terminates this Agreement; provided, however, and subject to the provisions of Section 11.03B, that if the Purchaser terminates this Agreement pursuant to this Section 11.04B at any time following the thirty-fifth (35th) day following the Review Period, the Purchaser shall pay the Company a fee of $250,000 in connection with its delivery of the termination notice under this Section 11.04B. If following such review, on the other hand, the condition, financial or otherwise, of the Bank is satisfactory to the Purchaser in its sole and absolute discretion, then the Purchaser will deliver to the Company written notice no later than 6:00 p.m., Forth Worth, Texas time, on the Determination Date that states that the Purchaser’s intention to continue pursuant to this Agreement, and that the Purchaser will no longer have a right to terminate this Agreement pursuant to this Section 11.04B.

ARTICLE XII
CONFIDENTIAL INFORMATION

Section 12.01 Definition of Recipient, Disclosing Party, Representative and Person. For purposes of this Article XII, the term “Recipient” shall mean the party receiving the Subject Information (as defined in Section 12.02) and the term “Disclosing Party” shall mean the party furnishing the Subject Information. The terms “Recipient” or “Disclosing Party”, as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term “Representative” as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term “person” as used in this Article XII shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

Section 12.02 Definition of Subject Information. For purposes of this Article XII, the term “Subject Information” shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term “Subject Information” shall not include information that (i) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such informa¬tion is not known by the Recipient, after due inquiry, to be subject to another confi¬dentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

Section 12.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient’s Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient’s Representatives (including, but not limited to, the Recipient’s accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confi¬dentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

Section 12.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 12.05 Return of Subject Information. In the event of termination of this Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

Section 12.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XII of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article XII of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XII of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

ARTICLE XIII
MISCELLANEOUS

Section 13.01 Survival of Representations, Warranties and Covenants. All of the representations and warranties of the Company and the Bank contained in this Agreement, and any representations, warranties or statements provided in any certificate delivered to the Purchaser by the Company pursuant to this Agreement shall survive for a period of eighteen (18) months after the Closing Date. Nothing contained herein shall limit or otherwise affect the remedies available to the Purchaser, or its officers, directors or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of the Company or any officer, director, employee or agent of the Company.

Section 13.02 Indemnification. The Company agrees to indemnify and hold harmless the Purchaser, and its officers, directors, shareholders or agents (the “Indemnified Persons”) from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties (collectively, “Losses”) resulting from (i) any inaccuracy or any breach of any representation or warranty made by the Company in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, (ii) the failure of the Company to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby, and (iii) any civil money penalties or fines assessed against the Bank for any events or circumstances that occurred prior to the Closing Date to the extent that such penalties or fines are due to the actions or omissions of the Company with respect to or arising out of the Company’s ownership of the Bank.

A. Procedure for Indemnification. The Purchaser shall, within ten (10) business days after the service of process in a lawsuit brought by a third party (a “Lawsuit”) or within thirty (30) calendar days after the Purchaser acquires knowledge of a claim covered by the indemnities under Section 13.02 of this Agreement (a “Claim”), give written notice to the Company describing the Lawsuit or Claim (a “Notice of Claim”) and the estimated amount thereof; provided, however, that any failure by the Purchaser to give the foregoing written notice within such period shall not affect the indemnities under Section 13.02 to the extent the Company is not actually prejudiced by such failure. Upon receipt of such notice, the Company shall be entitled, at its own cost and expense: (i) to assume responsibility and control of the defense, compromise or settlement of the Lawsuit that involves solely a claim for one or more liabilities for which indemnity may be sought hereunder, and (ii) in any other case, to be consulted by the Purchaser (which shall consider in good faith all requests of the Company with respect to all such proceedings) with respect to proceedings subject to control of the Purchaser. For so long as the Company is contesting any such Lawsuit in good faith and by appropriate proceedings, the Company shall not be required to make payment under this Section 13.02 to the Purchaser. If the Company is controlling the conduct of any such Lawsuit, the Company shall, on request of the Purchaser, provide to the Purchaser, at reasonable intervals, a summary of any developments respecting such Lawsuit that have occurred since the date of the last such summary so provided to the Purchaser. The Purchaser may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provision. To the extent permitted by applicable law, the Purchaser shall supply the Company with such information requested by the Company as in the reasonable opinion of counsel to the Company is necessary and advisable for the Company to control and conduct the defense of any Lawsuit, to prosecute any counterclaim or to participate in any proceeding to the extent permitted by this provision and shall cooperate with the Company in the conduct of the defense and the assertion of any counterclaim in any such proceeding, provided that any costs or expenses incurred by the Purchaser in connection therewith shall be treated as Losses. The Purchaser shall not enter into any settlement or other compromise with respect to any liability as to which indemnity may be sought without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be under any obligation to contribute to any indemnification to which the Company becomes obligated.

B. Limitation on Indemnity with Respect to Time. The indemnification obligations under Section 13.02 of this Agreement shall expire eighteen (18) months after the Closing Date, except with respect to any Losses arising out of Claims or Lawsuits for which the Company has received a Notice of Claim prior to the expiration of such eighteen (18) month period.

C. Additional Remedies. Nothing contained in this Section 13.02 shall limit or otherwise affect the remedies available to the Purchaser, or its officers, directors, shareholders or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of the Company or any shareholder, employee or agent of the Company.

Section 13.03 Expenses. The Company shall pay the expenses and costs of the Company (including, without limitation, all counsel fees and expenses), and Purchaser shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 13.04 Brokerage Fees and Commissions. The Company shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Purchaser, and Purchaser hereby agrees to indemnify and hold the Company harmless for any amounts owed to any agent, representative or broker of Purchaser. The Company hereby represents to Purchaser that no agent, representative or broker has represented the Company, the Bank, their respective directors and officers in connection with the transactions described in this Agreement, and the Purchaser shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the Company, the Bank or any shareholder of the Company other than to such parties or for such purposes.

Section 13.05 Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 13.06 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 13.07 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 13.08 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 13.08. All communications must be in writing and addressed as follows:

IF TO THE COMPANY:

Surety Capital Corporation
Attn: Richard N. Abrams
P.O. Box 1778
Fort Worth, Texas 76101
Facsimile: (817) 850-9801

WITH A COPY TO:

Surety Capital Corporation
Attn: Marc Marsden
P.O. Box 1778
Fort Worth, Texas 76101
Facsimile: (817) 850-9801

IF TO PURCHASER:

PAX Holdings, Inc.
Attn: Will Rogers
P O Box 92522
Southlake, TX 76092
Facsimile: (815) 642-4590

WITH A COPY TO:

Jenkens & Gilchrist, P.C.
Attn: Charles E. Greef
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Facsimile: (214) 855-4300

Section 13.09 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

Section 13.10 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 13.11 Certain Definitions.

A. “Affiliate” means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

B. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

C. “IPF Business” shall mean the Bank’s previously existing business segment and operations and the loans and assets related to such segment and operations, pursuant to which the Bank advances amounts to an insured or a policyholder to enable such person to pay the premiums due on the insurance policy or policies purchased by such person, as well as any service charges and other fees related to the purchaser of the insurance policy.

D. “Hazardous Material” means, without limitation, any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, petroleum, including crude oil or any fraction thereof, any petroleum product, or asbestos.

E. “Material Adverse Change” means any material adverse change or changes in the financial condition or results of operations of the Bank (whether or not such changes would be required to be reflected in the financial statements of the Company or Bank and whether or not such changes constitute a breach of any representation or warranty). Notwithstanding the foregoing, a Material Adverse Change shall not be deemed to include the impact of, or any condition resulting from, (a) changes in banking and similar laws, regulations and rules of general applicability or the interpretation or application thereof by courts, regulatory agencies or other governmental authorities; (b) changes in GAAP or regulatory accounting principles or requirements applicable to banks or their holding companies; (c) actions or omissions of a party taken with the prior consent of, or at the request of, the other party, or disclosed in this Agreement or the disclosure schedules delivered in connection herewith; or (d) changes in economic conditions affecting commercial banks generally (including, without limitation, any changes in interest rates), except to the extent such changes disproportionately affect the Company.

F. “Mineral Rights” shall mean all mineral interests, rights, exploration for, operations in search of, and production of oil, gas, and other minerals owned by the Bank and contained in and/or located on the following property: 27.04 acres of land, more or less, out of the J. Ashberry Survey, abstract no. 10, E. P. Parris Survey, abstract no. 1222, J.F. Ellis Survey, abstract no. 400, Tarrant County, Texas, and described in a deed dated March 17, 2005, by and between Surety Bank, N.A. and PDLA Partners, L.P., a Texas Limited Partnership.

G. “Property” or “Properties” shall include all real property owned or leased by the Bank, including, but not limited to other real estate owned (“OREO”) and properties that the Bank has foreclosed on, as well as their respective premises and all improvements and fixtures thereon.

H. “Subsidiary,” when used with reference to an entity, means any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

Section 13.12 Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agree¬ment were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 13.13 Attorneys’ Fees and Costs. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prose¬cution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein, if awarded by a court of competent jurisdiction, mediator or arbitrator, as the applicable.

Section 13.14 Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

Section 13.15 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 13.15 shall be void and of no effect.

Section 13.16 Public Disclosure. The parties will cooperate in the preparation of a press release to be issued as of a date mutually acceptable to both parties. Neither Purchaser nor the Company will make, issue or release any other announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, Purchaser and Company will be permitted to make any public disclosures or governmental filings as legal counsel for each may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

Section 13.17 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 13.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 13.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

Section 13.18 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Purchaser and the Company at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that decreases the Purchase Price to be paid for the Company Stock as set forth in Section 1.02. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

[signature pages follow]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed as of the date first above written.

PURCHASER:

BY: ______________________________

WILL ROGERS, PRESIDENT

THE COMPANY:

BY: ______________________________

RICHARD N. ABRAMS, CHAIRMAN